Contact: Jon Anderson, Actel Corporation (650) 318-4445

For Release: July 29, 2008 @ 1:15 P.M. PT

ACTEL ANNOUNCES SECOND QUARTER 2008 FINANCIAL RESULTS

Mountain View, Calif. – Actel Corporation (NASDAQ: ACTL) today announced net revenues of $57.6 million for the second quarter of 2008, up 5 percent from the first quarter of 2008 and up 18 percent from the second quarter of 2007.

Non-GAAP net income, which excludes stock-based compensation, option restatement expenses, and other nonrecurring adjustments, was $4.0 million for the second quarter of 2008 compared with $2.9 million for the first quarter of 2008 and $2.6 million for the second quarter of 2007. Non-GAAP earnings were $0.15 per diluted share for the second quarter of 2008 compared with $0.11 for the first quarter of 2008 and $0.10 for the second quarter of 2007.

Including stock-based compensation, option restatement expenses, and other adjustments in accordance with generally accepted accounting principles (GAAP), Actel reported net income of $2.0 million, or $0.08 per diluted share, for the second quarter of 2008 compared with net income of $0.2 million, or $0.01 per diluted share, for the first quarter of 2008 and net loss of $2.6 million, or ($0.10) per basic share, for the second quarter of 2007.

Gross margin was 60.0 percent for the second quarter of 2008 compared with 58.5 percent for the first quarter of 2008 and 59.2 percent for the second quarter of 2007.

Business Outlook – Third Quarter 2008

The Company believes that third quarter 2008 revenues will be one percent up to three percent down sequentially. Gross margin is expected to be around 57 percent. Operating expenses are anticipated to come in at approximately $30.7 million, which excludes an estimated $2.0 million of stock-based compensation expense. Other income is expected to be about $1.8 million. The tax rate for the quarter is expected to be about 30 percent. Outstanding fully diluted share count is expected to be about 26.2 million shares. This guidance does not include any one-time charges for the Pigeon Point Systems acquisition, which will be determined during the third quarter.

Conference Call

A conference call to discuss second quarter results will be held Tuesday, July 29, 2008, at 2:00 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel’s web site, www.actel.com.

Non-GAAP Financial Measures

This release includes non-GAAP net income, non-GAAP net income per share data, and other non-GAAP line items from the Condensed Consolidated Statements of Operations, including total costs and expenses, income from operations, and income before tax provision. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our operating performance. Actel believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to both management and investors regarding financial and business trends relating to Actel’s financial condition and results of operations, in particular by excluding certain expense and income items that we believe are not indicative of our core operating results. Actel believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

About Actel

Attacking power consumption at both the chip and the system levels, Actel Corporation’s innovative FPGAs and programmable system chip solutions enable power-efficient design. The Company trades on the NASDAQ National Market under the symbol ACTL and is headquartered at 2061 Stierlin Court, Mountain View, Calif., 94043-4655. For more information about Actel, visit http://www.actel.com. Telephone: 888-99-ACTEL (992-2835).

Forward-Looking Statement Safe Harbor

The statements in the paragraph under the heading “Business Outlook – Third Quarter 2008” are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the “Risk Factors” in Actel’s most recent Form  10-Q, which can be found on Actel’s web site, www.actel.com. Actel’s quarterly revenues and operating results are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel’s stock to decline significantly.

Editor’s Note: The Actel name and logo are registered trademarks of Actel Corporation. All other trademarks and servicemarks are the property of their respective owners.

ACTEL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended			Six Months Ended
	July 6, 2008	April 6, 2008	July 1, 2007	July 6, 2008	July 1, 2007
Net revenues	$57,649	$54,756	$48,790	$112,405	$97,394
Costs and expenses:
Cost of revenues	23,035	22,738	19,928	45,773	39,766
Research and development	17,103	16,709	18,778	33,812	34,497
Selling, general, and administrative	15,613	16,780	15,400	32,393	31,485

Total costs and expenses	55,751	56,227	54,106	111,978	105,748

Income (loss) from operations	1,898	(1,471)	(5,316)	427	(8,354)
Interest income and other, net	1,701	1,932	2,092	3,633	4,220

Income (loss) before tax provision (benefit)	3,599	461	(3,224)	4,060	(4,134)
Tax provision (benefit)	1,635	285	(579)	1,920	(742)

Net income (loss)	$1,964	$176	$(2,645)	$2,140	$(3,392)

Net income (loss) per share:
Basic	$0.08	$0.01	$(0.10)	$0.08	$(0.13)

Diluted	$0.08	$0.01	$(0.10)	$0.08	$(0.13)

Shares used in computing net income (loss) per share:
Basic	25,408	26,487	26,845	25,947	26,796

Diluted	26,155	26,677	26,845	26,416	26,796

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended			Six Months Ended
	July 6, 2008	April 6, 2008	July 1, 2007	July 6, 2008	July 1, 2007
Cost and expenses:
Non-GAAP research and development	$16,159	$15,683	$13,791	$31,842	$28,425
Adjustments related to stock based compensation and other.	944	1,026	4,987	1,970	6,072

GAAP research and development	$17,103	$16,709	$18,778	$33,812	$34,497

Non-GAAP selling, general and administrative	$14,437	$14,189	$13,404	$28,626	$26,643
Adjustments related to stock based compensation, option investigation and other	1,176	2,591	1,996	3,767	4,842

GAAP selling, general and administrative	$15,613	$16,780	$15,400	$32,393	$31,485

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended			Six Months Ended
	July 6, 2008	April 6, 2008	July 1, 2007	July 6, 2008	July 1, 2007
Income (loss) from operations:
Non-GAAP income from operations	$4,018	$2,146	$1,667	$6,164	$2,560
Adjustments related to stock based compensation, option investigation and other	(2,120)	(3,617)	(6,983)	(5,737)	(10,914)

GAAP income (loss) from operations	$1,898	$(1,471)	$(5,316)	$427	$(8,354)

Income before tax provision:
Non-GAAP income before tax provision	$5,719	$4,078	$3,759	$9,797	$6,780
Adjustments related to stock based compensation, option investigation and other	(2,120)	(3,617)	(6,983)	(5,737)	(10,914)

GAAP income (loss) before tax provision	$3,599	$461	$(3,224)	$4,060	$(4,134)

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share amounts)

	Three Months Ended			Six Months Ended
	July 6, 2008	April 6, 2008	July 1, 2007	July 6, 2008	July 1, 2007
Net income (loss):
Non-GAAP net income	$4,003	$2,855	$2,631	$6,858	$4,746
Adjustments related to stock based compensation, option investigation, other and tax	(2,039)	(2,679)	(5,276)	(4,718)	(8,138)

GAAP net income (loss)	$1,964	$176	$(2,645)	$2,140	$(3,392)

Net income (loss) per share:
Basic:
Non-GAAP net income per share	$0.16	$0.11	$0.10	$0.26	$0.17
Adjustments related to stock based compensation, option investigation, other and tax	(0.08)	(0.10)	(0.20)	(0.18)	(0.30)

GAAP net income (loss) per share	$0.08	$0.01	$(0.10)	$0.08	$(0.13)

Diluted:
Non-GAAP net income per share	$0.15	$0.11	$0.10	$0.26	$0.17
Adjustments related to stock based compensation, option investigation, other and tax	(0.07)	(0.10)	(0.20)	(0.18)	(0.30)

GAAP net income (loss) per share	$0.08	$0.01	$(0.10)	$0.08	$(0.13)

ACTEL CORPORATION

CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 6, 2008	Jan. 6, 2008
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$12,973	$30,119
Short-term investments	135,895	152,609
Accounts receivable, net	37,069	18,116
Inventories	44,989	35,587
Deferred income taxes	19,331	19,350
Prepaid expenses and other current assets	9,476	10,259

Total current assets	259,733	266,040
Property and equipment, net	31,053	25,417
Long-term investments	6,997	6,442
Goodwill	30,032	30,197
Deferred income taxes	16,361	16,082
Other assets, net	21,907	19,438

	$366,083	$363,616

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,085	$16,972
Accrued compensation and employee benefits	8,897	6,181
Accrued licenses	4,521	4,927
Other accrued liabilities	5,131	3,941
Deferred income on shipments to distributors	35,049	26,109

Total current liabilities	74,683	58,130
Deferred compensation plan liability	5,178	5,479
Deferred rent liability	1,369	1,417
Accrued sabbatical compensation	3,380	3,380
Other long-term liabilities, net	5,402	3,718

Total liabilities	90,012	72,124
Shareholders’ equity	276,071	291,492

	$366,083	$363,616